UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2009

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Kinder Morgan Energy Partners, L.P. (the “Partnership”) is commencing an underwritten public offering (the “Offering”) of 5,000,000 common units representing limited partner interests pursuant to an effective registration statement.  The Partnership intends to grant the underwriters a 30-day option to purchase a maximum of 750,000 additional common units to cover over-allotments, if any.  The Offering is subject to market and other conditions, and the Partnership may change the number of common units offered or the timing of the Offering or decide not to proceed with the Offering.

Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as joint book-running managers of the Offering.

When available, copies of the preliminary prospectus supplement and the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Morgan Stanley & Co. Incorporated
Attn: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014-4606
Telephone: 1-866-718-1649
Email: prospectus@morganstanley.com

Credit Suisse Securities (USA) LLC
Attn: Prospectus Department
One Madison Avenue
New York, NY 10010
Phone: 1-800-221-1037

Goldman, Sachs & Co.
Attn: Prospectus Department
85 Broad Street
New York, NY 10004
Phone: 1-866-471-2526
Facsimile: 212-902-9316
Email: prospectus-ny@ny.email.gs.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: February 25, 2009	By:	/s/ Kim Dang
Kim Dang Vice President and Chief Financial Officer